UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 8, 1996


                          WEBSTER FINANCIAL CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


  Delaware                   0-15213                         06-1187536
  --------                   -------                         ----------
(State or Other            (Commission                     (IRS Employer
 Jurisdiction of            File Number)                  Identification No.)
 Incorporation)


                   Webster Plaza, Waterbury, Connecticut 06720
                   -------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code:   (203) 753-2921
                                                   -------------------



                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.
         ------------

         Webster Financial Corporation and DS Bancor, Inc. announced today that they have signed a definitive merger agreement by which Webster Financial Corporation will acquire DS Bancor, Inc. on a stock for stock basis for $43 per share in a tax-free exchange. The merger must be approved by Webster and Derby shareholders and by federal and state bank regulatory authorities and is subject to various customary closing conditions. The merger agreement has been approved by the boards of directors of both Webster and Derby. Derby has granted Webster an option, exercisable under certain conditions, to purchase newly issued shares of Derby common stock equal to 18.6 percent of its outstanding shares. The merger agreement contains mutual provisions for expense reimbursement and a breakup fee under certain conditions. The acquisition is expected to close in the first quarter of 1997 and to be accounted for as a pooling of interests. Webster issued a press release on October 8, 1996 describing the signing of the definitive agreement with DS Bancor, Inc. Such press release is filed as Exhibit 99 hereto and is incorporated by reference herein.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

(a)         Not applicable.

(b)         Not applicable.

(c)         Exhibits.

               99.  Press Release of Webster dated October 8, 1996.

                                   SIGNATURES


  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       WEBSTER FINANCIAL CORPORATION
                                       -----------------------------
                                              (Registrant)

                                       /s/ John V. Brennan
                                       ------------------------------
                                       John V. Brennan
                                       Executive Vice President,
                                       Chief Financial Officer
                                        and Treasurer


Date: October 9, 1996
      ---------------

                                  EXHIBIT INDEX

                                                      Pages in Sequentially
Exhibit No.                     Exhibit                   Numbered Copy
-----------                     -------                   -------------

Exhibit 99              Press Release of Webster                5
                        dated October 8, 1996